UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

June 22, 2009 (Date of earliest event reported)

Commission file number: 000-23329

Charles & Colvard, Ltd.

(Exact name of registrant as specified in its charter)

North Carolina	56-1928817
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 Perimeter Park Drive, Suite A

Morrisville, North Carolina 27560

(Address of principal executive offices)

(Zip code)

(919) 468-0399

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a), (b) On June 22, 2009, Charles & Colvard, Ltd. (the “Company”) dismissed Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm and approved the engagement of FROST, PLLC (“FROST”) as its independent registered public accounting firm for the fiscal year ending December 31, 2009. The decision to change independent registered public accounting firms was recommended and approved by the Audit Committee of the Company’s Board of Directors (the “Board”).

During the fiscal years ended December 31, 2007 and December 31, 2008 and the subsequent interim period through June 22, 2009, the Company had (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which that, if not resolved to Deloitte’s satisfaction, would have caused it to make reference to the subject matter of such disagreements in connection with its reports; and (ii) no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K in the context of the Company’s relationship with Deloitte.

Deloitte’s reports on the Company’s consolidated financial statements for the fiscal years ended December 31, 2007 and December 31, 2008 did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. Deloitte’s reports on the Company’s consolidated financial statements for the fiscal years ended December 31, 2007 and December 31, 2008 did contain a separate paragraph stating that in 2007 the Company adopted the provisions of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an Interpretation of FASB Statement No. 109, and in the report for the fiscal year ending December 31, 2007, such paragraph also stated that in 2006 the Company adopted Statement of Financial Accounting Standards No. 123R, Share-Based Payment.

During the fiscal years ended December 31, 2007 and December 31, 2008 and the subsequent interim period through June 22, 2009, neither the Company nor anyone on the Company’s behalf consulted with FROST regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company’s consolidated financial statements, (iii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iv) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

In accordance with Item 304(a)(3) of Regulation S-K, the Company has provided Deloitte with a copy of the disclosures it is making in this Current Report on Form 8-K (the “Report”) prior to the filing with the Securities and Exchange Commission (“SEC”) and requested that Deloitte furnish the Company with a letter addressed to the SEC stating whether or not Deloitte agrees with the above statements. A copy of such letter, dated June 25, 2009, is filed as Exhibit 16.1 to this Report.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c), (e) On June 23, 2009, effective immediately, the Board unanimously appointed Timothy L. Krist as the Company’s Chief Financial Officer and Treasurer. As Chief Financial Officer, Mr. Krist will serve as the Company’s principal financial officer and principal accounting officer for SEC reporting purposes.

Mr. Krist, age 41, previously served as Chief Financial Officer of Smart Online, Inc., a publicly traded company that develops and markets software products and services targeted to small businesses that are delivered via a Software-as-a-Service, or SaaS, model, from July 2008 to May 2009. While at Smart Online, Inc., Mr. Krist was responsible for all finance and accounting, treasury, and investor relations activities. Prior to his employment at Smart Online, Inc., Mr. Krist was employed by KB Home, a national homebuilder, as Director of Finance from January 2006 to June 2008 and as Finance Manager from August 2004 to December 2005. Mr. Krist has also worked with the public accounting firm of Deloitte & Touche LLP, where he was a Senior Auditor. He holds a B.S. degree in Accountancy from Miami University and an M.B.A. from Arizona State University.

In connection with Mr. Krist’s appointment as Chief Financial Officer and Treasurer, the Company entered into an employment agreement with Mr. Krist effective as of June 23, 2009 (the “Agreement”). The Agreement has a term of one year and renews automatically on an annual basis. Under the terms of the Agreement, Mr. Krist shall receive an initial annual base salary of $215,000. In addition, Mr. Krist shall participate in such incentive equity, cash, and other plans as may be approved by the Board from time to time for members of management, which shall include an initial award of 60,000 shares of restricted stock of the Company under the Company’s 2008 Stock Incentive Plan, with all restrictions lapsing on June 15, 2010. Mr. Krist shall also receive such benefits as are made available to other employees of the Company, including, but not limited to, life, medical and disability insurance, retirement benefits, and such vacation as is provided to the other employees of the Company.

If Mr. Krist’s employment is terminated by the Company by notice of non-renewal or without just cause (as defined in the Agreement), Mr. Krist shall continue to receive his base salary at the time of termination for a period of one year from such termination (the “Termination Compensation”), so long as he complies with certain covenants in the Agreement. The Company shall also pay Mr. Krist’s insurance plan premiums under the Consolidated Omnibus Budget Reconciliation Act to continue his and his family’s health insurance coverage for all periods that Mr. Krist receives the Termination Compensation.

If the Company experiences a change of control (as defined in the Agreement) and Mr. Krist voluntarily terminates his employment for good reason (as defined in the Agreement) within one year after such change of control following assignment to Mr. Krist of duties materially inconsistent with his position and status, a material reduction in his pay grade or base salary as then in effect, if he is forced to relocate over 50 miles, or if his employment is terminated by the Company following such change of control, the Company shall (i) pay Mr. Krist in a lump sum any compensation due but not yet paid through the date of termination and an amount equal to the Termination Compensation and (ii) pay Mr. Krist’s insurance plan premiums under the Consolidated Omnibus Budget Reconciliation Act to continue his and his family’s health insurance coverage for a period of one year, and any unvested benefits under any equity-based incentive compensation plan shall immediately vest and become exercisable. Upon the termination of his employment with the Company, Mr. Krist is prohibited from competing with the Company or attempting to solicit the Company’s customers or employees for a period of one year.

The foregoing summary of the terms of the Agreement does not purport to be complete, and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.130 to this Report and is incorporated herein by reference.

A press release announcing the appointment of Mr. Krist as the Company’s Chief Financial Officer is attached as Exhibit 99.1 to this Report.

Item 9.01 Financial Statements and Exhibits.

10.130	Employment Agreement between Charles & Colvard, Ltd. and Timothy L. Krist, made and entered into effective as of June 23, 2009

16.1	Letter from Deloitte & Touche LLP to the SEC, dated June 25, 2009

99.1	Press Release, dated June 25, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charles & Colvard, Ltd.

By:	/s/ Richard A. Bird
Richard A. Bird
Chief Executive Officer

Date: June 26, 2009